SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 28, 2009

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Company’s annual meeting on April 28, 2009, the Company’s shareholders approved an amendment to the Company’s Restated Certificate of Incorporation to eliminate the cumulative voting provision of Article 4.2 from the Certificate of Incorporation.  In connection with this action, the Board of Directors of the Company approved an amendment to the Company's By-Laws, effective as of April 28, 2009, adding provisions requiring that, in order to be elected in an uncontested election, a nominee for director must receive the affirmative vote of a majority of the votes cast at a meeting of shareholders, provide that, in contested elections, the affirmative vote of a plurality of the votes cast will be required to elect a director.  These provisions also require an incumbent director who fails to receive the affirmative vote of a majority of the votes cast in an uncontested election at a meeting of shareholders to submit his or her resignation, with such resignation to be considered by the members of the Committee on Directors and Corporate Governance Committee and the Board of Directors, in each case excluding the affected incumbent director from participating in the consideration and decision. The decision of the Board of Directors as to whether or not to accept the resignation will be publicly disclosed, together with the reasons for such decision, within 90 days from the certification of the election results.

            The foregoing description is qualified in its entirety by reference to the Certificate of Amendment of the Certificate of Incorporation, a copy of which is attached and incorporated herein as Exhibit 3.1 to this Form 8-K, and the Amendment to the By-Laws, a copy of which is attached and incorporated herein as Exhibit 3.2 to this Form 8-K.

Item 9.01.            Financial Statements and Exhibits

(d)           Exhibits

3.1	Certificate of Amendment of the Certificate of Incorporation of American Electric Power Company, Inc.
3.2	Amendment to the By-Laws of American Electric Power Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title	Assistant Secretary

April 28, 2009